Exhibit 10.11
PHOTOWATT TECHNOLOGIES INC.

EXECUTIVE PERFORMANCE SHARE UNIT PLAN

November 8, 2006

1.	PURPOSE	1
2.	PLAN DEFINITIONS AND INTERPRETATIONS	1
3.	GRANT OF SHARE UNITS AND TERMS	4
4.	ACCOUNTS AND STATEMENTS	5
5.	VESTING	6
6.	REDEMPTION OF SHARE UNITS	6
7.	MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER THE PLAN	7
8.	DEATH, TERMINATION OF EMPLOYMENT AND FORFEITURES	7
9.	CHANGES IN SHARE CAPITAL
10.	NOTICES	10
11.	GENERAL	10

PHOTOWATT TECHNOLOGIES
INC.
EXECUTIVE PERFORMANCE SHARE UNIT PLAN
1.	PURPOSE

1.1	This Executive Performance Share Unit Plan has been established by the Company to provide medium term incentives to certain of its executives to contribute to the success of the Company and to build and maintain a strong spirit of performance and entrepreneurship.
2.	PLAN DEFINITIONS AND INTERPRETATIONS

2.1	In this Plan, the following terms have the following meanings:
(a)	“Account” has the meaning ascribed thereto in section 4.2;

(b)	“Affiliate” has the meaning ascribed to that term in the Securities Act (Ontario);

(c)	“Associate” has the meaning ascribed to that term in the Securities Act (Ontario);

(d)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(e)	“ATS” means ATS Automation Tooling Systems Inc.;

(f)	“Beneficiary” means any person designated by the Participant by written instrument filed with the Company to receive any amount, securities or property payable under the Plan in the event of a Participant’s death or, failing any such effective designation, the Participant’s estate;

(g)	“Board” means the board of directors of Photowatt Technologies Inc.;

(h)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday observed in the Province of Ontario;

(i)	“Committee” means a committee, if any, created by the Board to exercise authority under the Plan pursuant to the provisions contained herein;

(j)	“Company” means Photowatt Technologies Inc., and, where applicable, its Affiliates and their respective successors and assigns, provided that any reference in the Plan to action by the Company means action by or under the authority of the Board or the Committee or any person that has been designated for that purpose by the Board or Committee in accordance with Section 11.5;

(k)	“Consultant” means a person providing on-going services to the Company excluding, for greater certainty, a director of the Company;

(l)	“Continuous Service” means that the provision of services to the Company in any capacity of employee, director, officer or Consultant is not interrupted or terminated, whether by resignation, removal, discharge, termination of engagement or otherwise. In the case of an employee whose employment is terminated by the Company, Continuous Service shall be terminated on the date of notice of termination is given to the employee. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company and any of its Affiliates or any successor, in any capacity of employee, director, officer or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director, officer or Consultant (except as otherwise provided in a written agreement between the Company and the Participant). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m)	“Corporate Transaction” means a Sale Transaction resulting in a Change of Control (as defined below). A “Change of Control” shall occur in the event of either (A) an acquisition of voting securities of Photowatt Technologies Inc. to which are attached in excess of 50% of the votes attaching to all outstanding voting securities of the Company or (B) if Photowatt Technologies Inc. is not the surviving corporation following completion of a Corporate Transaction, a transaction whereby the shareholders of Photowatt Technologies Inc. immediately before the transaction hold less than 50% of the shares of the surviving corporate entity or purchaser.

(n)	“Date of Grant” of a Share Unit means the date a Share Unit is granted to a Participant under the Plan;

(o)	“Effective Date” means the 8th day of November, 2006;

(p)	“Expiry Date” means, in respect of a Share Unit, the latest date, as set out in the applicable Grant Agreement, on which the Share Unit may be redeemed, provided that if at any time the date should be determined to occur either during a period in which the Participant is restricted from trading in securities of Photowatt Technologies Inc. under its insider trading policy or other policy or within ten Business Days following such a period, such date shall be deemed to be the date that is the tenth Business Day following the date of expiry of such period;

(q)	“Fair Market Value” as at any date means the closing price for a Share on the day immediately prior to such date on the stock exchange on which the highest aggregate volume of Shares have traded on such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of a Share as determined by the Board in its sole discretion, acting reasonably and in good faith;

(r)	“Grant Agreement” means an agreement between the Company and a Participant under which a Share Unit is granted, together with such amendments, deletions or changes thereto as are permitted under the Plan;

(s)	“including” means including without limitation;

(t)	“Insider” means: (i) an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of Photowatt Technologies Inc.; and (ii) an Associate of any person who is an insider by virtue of (i), above;

(u)	“Liquid Securities” means securities of an issuer that are listed for trading on one or more of the TSX, the Nasdaq Global Market, the New York Stock Exchange or a stock exchange or quotation system of similar stature, that have a market capitalization of at least $200 million, and that are not subject to any restriction on sale, pursuant to Applicable Law or otherwise;

(v)	“Outstanding Issue” means the aggregate number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares which have been issued pursuant to Share Compensation Arrangements within the preceding one year period;

(w)	“Non-Executive Director” means any director of the Company who is not an employee or officer of the Company or any Affiliate;

(x)	“Participant” means a permanent employee of the Company, who has been designated by the Company for participation in the Plan and who has agreed to participate in the Plan on such terms as the Company may specify;

(y)	“Plan” means this Executive Performance Share Unit Plan, as amended and restated from time to time;

(z)	“Qualified IPO” means an underwritten public offering of Shares in which immediately following the closing, the Shares are listed for trading on one or more of the TSX, the Nasdaq Global Market, the New York Stock Exchange or a stock exchange or quotation system of similar stature and have a market capitalization of at least $200 million;

(aa)	“Redemption Date” means the date determined, in accordance with section 6, for the redemption of a Participant’s Share Units;

(bb)	“Sale Transaction” means any merger, amalgamation or plan of arrangement involving Photowatt Technologies Inc., acquisition or take-over bid for the Shares of Photowatt Technologies Inc., or similar transaction, or series of transactions, or the sale of all or substantially all of the assets of Photowatt Technologies Inc. excluding any asset sale transaction in connection with which all holders of Shares are not entitled to receive cash or Liquid Securities in consideration of their Shares, provided that a Sale Transaction shall exclude: (i) any share transfer, reorganization, asset transfer, or similar transaction, undertaken in one or a series of transactions, involving Photowatt Technologies Inc. and/or any of its present or future affiliates; (ii) the completion of a treasury offering of securities of Photowatt Technologies Inc. or an affiliate of Photowatt Technologies Inc.; or (iii) the public offering or the dividend or other distribution by ATS or one of its Affiliates of shares in the capital of Photowatt Technologies Inc.;

(cc)	“Shares” means common shares of Photowatt Technologies Inc., and include any shares of Photowatt Technologies Inc. into which such shares may be converted, reclassified,

subdivided, consolidated, exchanged or otherwise changed, whether pursuant to a reorganization, amalgamation, merger, arrangement or other form of reorganization;

(dd)	“Share Compensation Arrangement” means the Plan, a stock option, stock option plan, stock purchase plan where the issuer provides financial assistance or matches the whole or a portion of the purchase price of the securities being purchased, stock appreciation rights involving the issuance of securities from treasury, or any other compensation or incentive mechanism involving the issuance or potential issuance of securities to one or more of an employee, Insider or Consultant of the Company or any Affiliate, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;

(ee)	“Share Unit” means a unit credited by means of an entry on books of the Company to a Participant pursuant to the Plan, representing the right to receive for each Vested Share Unit one Share or cash payment equal to the Fair Market Value thereof, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement;

(ff)	“Stock Exchange Rules” means the applicable rules of any stock exchange or quotation system upon which shares of Photowatt Technologies Inc. are listed or quoted, as applicable;

(gg)	“TSX” means the Toronto Stock Exchange;

(hh)	“Vested Share Units” means Share Units which have vested in accordance with section 5 and the terms of the applicable Grant Agreement;

(ii)	“Vesting Date” has the meaning ascribed thereto in section 5; and

(jj)	“Vesting Rights” refers to the terms on which the Share Unit may be redeemed.
2.2	In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.	GRANT OF SHARE UNITS AND TERMS

3.1	The Board or the Committee may grant Share Units to such Participant or Participants in such number and at such times as the Company may, in its sole discretion, determine, as a bonus or similar payment.

3.2	Each Share Unit will give the Participant the right to receive, with respect to each such Share Unit which has become a Vested Share Unit pursuant to the provisions of the Plan and in accordance with the terms of the Grant Agreement relating to such Share Unit, one Share or where the applicable Grant Agreement so provides, the Fair Market Value.

3.3	Subject to the terms of the Plan, the Company may determine other terms or conditions of any Share Units, including

(a)	any additional conditions to be met to establish Vesting Rights attaching to Share Units, which may include
(i)	the market price of the Shares;

(ii)	the return to holders of Shares, with or without reference to other comparable companies;

(iii)	the financial performance or results of the Company or business unit thereof;

(iv)	other performance criteria relating to the Company or business unit thereof;

(v)	ownership of Shares by a Participant; and

(vi)	any other terms and conditions the Company may in its discretion determine with respect to vesting;
(b)	restrictions on the resale of Shares including escrow arrangements; and

(c)	any other terms and conditions the Company may in its discretion determine;
which shall be set out in the Grant Agreement.

The conditions may relate to all or a portion of the Share Units in a grant and may be graduated such that different percentages (which may be greater or lesser than 100%) of the Share Units in a grant will become vested depending on the extent of satisfaction of one or more such conditions.

The Company may, in its discretion, subsequent to the Date of Grant of a Share Unit, waive any such term or condition or determine that it has been satisfied.

3.4	Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Company may, in its sole discretion, deem appropriate.

3.5	No certificates shall be issued with respect to Share Units.

3.6	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect the employment or engagement of any person with the Company.

4.	ACCOUNTS AND STATEMENTS

4.1	The Company shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties, which records shall, absent manifest error, be considered conclusively determinative of all information contained therein. At such times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his or her Share Units including the Date of Grant and the Vested and unvested Share Units held by each Participant. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Company within 30 days after such statement is provided to the Participant. For greater certainty, in the event of any discrepancy between the records of the

Company and any statement provided to a Participant pursuant to this section 4.1, the records of the Company shall govern and the rights and obligations of the Company and the Participant shall be determined on the basis of such records.

4.2	The Company shall maintain an Account for each Participant to record Share Units granted to such Participant hereunder.

4.3	On the Date of Grant, the Account will be credited with the Share Units granted to a Participant on that date.

4.4	A Participant’s Account shall, unless otherwise determined by the Company, from time to time until the Vesting Date, be credited with additional Share Units, the number of which shall be the quotient determined by dividing: one hundred per cent (100%) of the dividends declared and that would have been paid to the Participant if the Share Units in his or her Account on the relevant record date for dividends on the Shares had been Shares (excluding stock dividends but including dividends which may be paid in cash or shares at the option of the shareholder) by the Fair Market Value on the dividend payment date, with fractions computed to three decimal places.

5.	VESTING

5.1	Subject to sections 8.1 and 8.2, Share Units shall vest in accordance with the terms of the applicable Grant Agreement and this section 5, and each date on which Share Units shall vest shall be referred to as the “Vesting Date” in respect of such Share Units.

5.2	Notwithstanding any other provision of this Plan or any provision contained in any applicable Grant Agreement or other agreement in respect of any Share Units, in the event of a Corporate Transaction, each Share Unit will be deemed terminated immediately prior to the specified effective date of the Corporate Transaction, unless either the Share Unit is assumed by the successor corporation or parent thereof in connection with the Corporate Transaction or the Board determines otherwise. Upon Board approval of a Sale Transaction, the Company may give notice to each Participant which will set forth requirements in respect of outstanding Share Units or any Shares acquired through the redemption of Share Units following the date of such notice that must be complied with as a condition to each Participant’s participation in the Sale Transaction.

5.3	The Board or the Committee, as the case may be, may, in its sole discretion and subject to such conditions as the Board or Committee considers appropriate, at any time after the Date of Grant of a Share Unit, determine the acceleration, if any, of the vesting provisions for any Share Unit, in which event all such unvested Share Units then outstanding and granted to a Participant shall be deemed to be Vested Share Units and shall be immediately redeemable in accordance with Section 6.

6.	REDEMPTION OF SHARE UNITS

6.1	The Participant shall be entitled to receive, and the Company shall issue to the Participant, one Share for each Vested Share Unit then credited to the Participant. Any such Shares shall be issued to the Participant as soon as practicable following the applicable Vesting Date.

6.2	Notwithstanding section 6.1, the Company may in its sole discretion provide in a Grant Agreement or, subject only to section 11.1(a), amend a Grant Agreement to provide that upon redemption of Vested Share Units a Participant shall receive a cash payment equal to the Fair

Market Value on the Vesting Date multiplied by the number of Vested Share Units then credited to the Participant, less any applicable tax withholdings, in full satisfaction of such Participant’s rights with respect to such Vested Share Units.

7.	MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER THE PLAN

7.1	The maximum number of Shares which may be issued by the Company to Participants pursuant to Share Units granted and outstanding under this Plan and other Share Compensation Arrangements the greater of 4,000,000 and 10% of the number of the Outstanding Issue immediately following completion of a Qualified IPO.

7.2	Following completion of a Qualified IPO, no Share Unit shall be granted to any Participant if the total number of Shares issuable to such Participant under this Plan, together with any Shares reserved for issuance to such Participant under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

7.3	Notwithstanding any of the other provisions of this Plan, following completion of a Qualified IPO, no Share Units shall be granted to any Participant if such grant could result, at any time, in:
(i)	the aggregate number of Shares issuable to Insiders at any time and issued to Insiders within the one-year period prior to such time pursuant to Share Units or other Share Compensation Arrangements exceeding 10% of the issued and outstanding Shares;

(ii)	the aggregate number of Shares reserved for issuance pursuant to Share Units granted under this Plan or any stock option plan to Non-Executive Directors exceeding 0.5% of the issued and outstanding Shares; and

(iii)	the issuance to any one Insider and such Insider’s Associates, within a one-year period, pursuant to Share Units or other Share Compensation Arrangements of an aggregate number of Shares exceeding 5% of the issued and outstanding Shares.
7.4	If any Share Unit is terminated, cancelled or has expired without being fully redeemed, any unissued Shares which have been reserved to be issued upon the redemption of the Share Unit shall become available to be issued upon the redemption of Share Units subsequently granted under the Plan, provided that any such termination or cancellation of Share Units shall be conducted in accordance with the applicable rules of any stock exchange upon which the Shares of the Company are listed

8.	DEATH, TERMINATION OF EMPLOYMENT AND FORFEITURES

8.1	If a Participant should die and the circumstances specified in Section 8.2 had not occurred in relation to such Participant and such Participant, at the time of his or her death, held Share Units in respect of which the Expiry Date had not then occurred:
(i)	in the case of Vested Share Units so held by the deceased Participant which had not yet been redeemed pursuant to Section 6 as at the date of the death of the deceased Participant, the Company shall provide to the Participant’s Beneficiary the Shares or payment to which the Participant was entitled in accordance with Section 6 and the applicable Grant Agreement.

(ii)	in the case of Share Units so held by the deceased Participant which were not Vested Share Units as of the date of death of the deceased Participant, such Share Units may, at the Company’s sole and arbitrary discretion, be redeemed in such number as the Company may determine. Where the Company elects to redeem unvested Share Units held by a deceased Participant the Company shall provide to the Participant’s Beneficiary the Shares or payment to which the Participant would have been entitled in accordance with Section 6 and the applicable Grant Agreement if the Share Units that the Company elects to redeem had become Vested Share Units on the date of death of deceased Participant.
8.2	(a) Except as otherwise provided in Section 8.1 or subsection 8.2(b) or in a written agreement with the Company and approved by the Board, if a Participant’s Continuous Service shall terminate then (A) any Share Unit granted to such Participant under the Plan that has not vested shall in all respects terminate and be of no further force or effect immediately after such termination of Continuous Service (and without the requirement for any further act or formality including, without limitation, the giving of any notices) and (B) as soon as practicable after the date of the occurrence of any such resignation, discharge, removal or termination other than by reason of death as contemplated in Section 8.1 and prior to the Expiry Date the Company shall, in accordance with Section 6 and the applicable Grant Agreement, redeem any Share Units which are Vested Share Units on such date.

(b)	Except as otherwise provided in a written agreement with the Company, and approved by the Board, if a Participant:
(i)	is discharged or terminated as an employee or officer of the Company for cause; or

(ii)	is removed as a director of the Company by action of the Board or the shareholders of the Company; or

(iii)	was engaged as a Consultant and is not an employee or director or officer of the Company, and the engagement is terminated by the Company for cause or breach of duty, immediately upon the occurrence of any such discharge, removal or termination other than by reason of death as contemplated in Section 8.1 (and without the requirement of any further act or formality including, without limitation, the giving of any notices) each and every Share Unit granted to such Participant under the Plan, which had not been redeemed prior to such occurrence, shall in all respects immediately terminate and be of no further force or effect as to Shares in respect of such Share Units, regardless of whether or not such Share Unit had vested with respect to such Shares.
For greater certainty, the Company shall in its sole and absolute discretion determine whether “cause” or a “breach of duty” exists with respect to a discharge or termination.

8.3	Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form and executed and filed in such manner as the Company may from time to time determine.

8.4	No cash or other compensation shall at any time be paid in respect of any Share Units which have been forfeited or terminated under this Plan or on account of damages relating to any Share Units which have been forfeited or terminated under this Plan.

8.5	Notwithstanding any other provision of the Plan or a Grant Agreement, Share Units granted hereunder shall terminate, if not redeemed or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after the Expiry Date.

8.6	The Company shall have no obligation at any time after the delivery of a Grant Agreement to the Participant to notify the Participant of the Expiry Date of any Share Unit granted pursuant to such Grant Agreement.

9.	ANTI-DILUTION

9.1	In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend or other distribution thereon or their subdivision or consolidation, the number of Shares reserved for issuance under this Plan shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion. In such event, the number of Shares that are then subject to Share Unit grants and the Fair Market Value may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.

Subject to Section 5.2 if at any time after the grant of Share Units and prior to the earlier of the redemption of such Share Units pursuant to Section 6 and their Expiry Date, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in the preceding paragraph, or the Company shall merge, combine, enter into a plan of arrangement or amalgamate with or into another corporation (the corporation resulting or continuing from such merger, combination, plan of arrangement or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive upon the subsequent redemption of his or her Share Units in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such redemption the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Corporation (as the case may be) and/or other consideration from the Company or the Successor Corporation (as the case may be) that the Participant would have been entitled to receive as a result of such reclassification, reorganization or other change or, of such merger, combination, arrangement or amalgamation, if on the record date or effective date (as the case may be) of such reclassification, reorganization or other change or such merger, combination, plan of arrangement or amalgamation (as the case may be) he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such redemption.

9.2	The Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Share that would, except for the provisions of this Section 9.2, be deliverable upon the redemption of any Share Unit shall be cancelled and not be deliverable by the Company.

10.	NOTICES

10.1	Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:
(a)	delivering it personally to the Participant or to the person claiming or deriving rights through him or her, as the case may be; or

(b)	mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company’s records.
10.2	Any payment, notice, statement, certificate or other instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid (provided that the postal service is then in operation), or delivering it to the Company at the following address:
Photowatt Technologies Inc.
25 Reuter Drive
Cambridge, Ontario N3E 1A9
Attention: President and Chief Executive Officer
Fax No.: (519) 650-6535
10.3	Any payment, notice, statement, certificate or other instrument referred to in section 10.1 or 10.2 hereof, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered, or if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second Business Day following the date on which it was mailed.

11.	GENERAL

11.1	The Company shall have the power to, at any time and from time to time either prospectively or retrospectively, amend, suspend or terminate the Plan or any Share Unit granted under the Plan (or the Grant Agreement in respect thereof); provided, however, that:
(a)	any such amendment, suspension or termination is subject to any approvals required under Applicable Law;

(b)	no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a Participant with respect to any then outstanding Share Unit, as determined by the Board acting in good faith, without his or her consent in writing, except to the extent required by Applicable Law and subject to section 11.1(d); and

(c)	following completion of a Qualified IPO, any such amendment in respect of the following shall become effective only upon shareholder approval thereof:
(i)	any amendment to the maximum number of Shares specified in section 7.1 in respect of which Share Units may be granted under this Plan (other than pursuant to Article 9);

(ii)	any amendment that would increase any of the percentage limits in sections 7.2 and 7.3;

(iii)	any amendment to the reference in the definition of Expiry Date in section 2.1(p) to “the date that is seven years after the Date of Grant”;

(iv)	any amendment that would extend the term of any outstanding Share Unit granted to an Insider to a date beyond the Expiry Date;

(v)	any amendment that would permit assignments to persons not currently permitted under the Plan; and

(vi)	any amendment to the definition of “Participant” or any defined term used therein that would expand the scope of the term “Participant”.
(d)	If any provision of the Plan contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or would cause the Share Units to be subject to the interest and penalties under Section 409A of the Code such provision of the Plan shall, to the extent that it applies to US Taxpayers, be modified, without the consent of any Participant, to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
11.2	Upon the termination of the Plan, in whole or in part, the Company may, in its discretion, determine whether the outstanding Share Units (including Vested and unvested Share Units) or a portion thereof credited to a Participant affected by the termination shall be automatically redeemed and paid out in a lump sum cash payment net of any applicable withholdings or held for the credit of the Participant and redeemed and paid out at a later date in accordance with the terms of the Plan in effect immediately prior to the termination of the Plan.
11.3	The Plan shall be administered by the Company in accordance with its provisions. All costs and expenses of administering the Plan will be paid by the Company. The Company shall have the power to make such rules and regulations for the administration of this Plan, and to interpret the provisions hereof and of such rules and regulations, as it shall in its sole discretion determine to be appropriate.
11.4	The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Share Units granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.
11.5	The Board or Committee may from time to time delegate all or any of its powers under the Plan to one or more directors or officers of the Company who shall thereupon exercise such of the powers herein given to the Board or the Committee as may be delegated by it in accordance with any express directions of the Board or Committee from time to time. The Company may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan.
11.6	The Plan shall enure to the benefit of and be binding upon the Company, its successors and assigns. The interest of any Participant under the Plan or in any Share Unit shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him or her, but shall thereafter enure to the benefit of and be binding upon the legal personal representatives of the Participant in accordance with the terms hereof.
11.7	The Company’s obligation to issue Shares in accordance with the terms of this Plan and the grant, and any right of redemption of any Share Unit hereunder, are subject to compliance with all Applicable Laws and to receipt of any applicable approval under Applicable Laws in respect of the grant or right of exercise or any securities filing that discloses the grant or right of exercise . Company’s issuance of any Share Units or its obligation to make any payments or to provide any Shares hereunder is subject to compliance with all Applicable Laws. As a condition of participating in the Plan, each Participant agrees (for such period as the Participant holds any Share Unit, including any period subsequent to termination of Continuous Service of the Participant), in connection with the redemption of all Share Units held and the sale of any Shares acquired upon the redemption of such Share Units, to comply with all Applicable Laws as well as the restrictions respecting disclosure of information or trading in securities of the Company established in the Company’s insider trader policy or such other policies as are established from time to time, and to furnish to the Company all information and undertakings as may be required to permit compliance with Applicable Laws.
11.8	Each Participant is subject to all applicable tax laws in connection with the ownership and redemption of Share Units and the acquisition and disposition of Shares underlying any Share Units, and no representation or warranty is made by the Company respecting any tax deduction, credit or other favourable tax treatment in connection therewith.
11.9	The Company may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant.
11.10	No Participant shall have any rights as a shareholder in respect of Shares subject to Share Units until such Shares Units have been redeemed for Shares and such Shares issued.
11.11	Neither designation of an employee as a Participant nor the grant of any Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Share Units under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of an employer of a Participant to terminate a Participant’s employment at any time. Neither any period of notice nor any payment in lieu thereof upon termination of employment, shall be considered as extending the period of employment for the purposes of the Plan.
11.12	The Plan shall be an unfunded obligation of the Company. Neither the establishment of the Plan nor the grant of any Share Units or the setting aside of any funds or assets (including Shares) by the Company (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust. Legal and equitable title to any funds set aside for the purposes of the Plan shall remain in the Company and no Participant shall have any security or other interest in such funds. Any funds so set aside shall remain subject to the claims of creditors of the Company present or future. Amounts payable to any Participant under the Plan shall be a general, unsecured obligation of the Company. The right of the Participant to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Company.

11.13	The Board or Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence or disability of any Participant.
11.14	All payments and benefits under the Plan shall be determined and paid in the lawful currency of Canada.
11.15	This Plan and any Share Units granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
11.16	This Plan is hereby instituted and in effect as of the Effective Date.